Owen Kratz - Chief Executive Officer Martin Ferron - President Wade Pursell - Chief Financial Officer Second Quarter 2005 Earnings Conference Call August 3, 2005

Agenda I. Summary of Results II. Operational Highlights by Segment A. Marine Contracting i. Shelf Contracting ii. Deepwater & Robotics iii. Well Operations B. Production Facilities C. Oil & Gas Production III. Strategic Overview and Outlook IV. Questions & Answers 2

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward- looking statements. All statements, other than statements of historical fact, are statements that could be deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, and other risks described from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ending December 31, 2004. We assume no obligation and do not intend to update these forward-looking statements. 3

Summary of Results (all amounts in thousands, except per share amounts and percentages) 4 Second Quarter Second Quarter First Quarter 2005 2004 2005 Revenues $166,531 $127,701 $159,575 Gross Profit (Before Unusual Charges) 55,966 41,415 56,370 34% 32% 35% Asset Impairment Charges <3,547> ^ ^ Expensed Acquisition Costs ^ ^ <4,497> Net Income 26,029 18,208 25,411 16% 14% 16% Diluted Earning Per Share 0.65 0.47 0.64 EBITDA (see reconciliation in the attached financial summary) 72,512 57,857 69,881 44% 45% 44%

MARAD Construction and Other Long Term Debt Revolving Credit 5 (Amounts in Millions) 6/30//05 12/31/04 12/31/03 12/31/02 Debt To Book Capitalization 40% 35% 22% 43% Convertible Notes

Marine Contracting (MC) Second Quarter Second Quarter First Quarter 2005 2004 2005 Revenues $103,391 $71,763 $100,487 Gross Profit 17,577 7,834 20,961 17% 11% 21% 6 (Amounts reflected are before intercompany eliminations and pre-tax charges for marine asset value impairments in Q2/05) Q2/05: Overall revenues increased sequentially, despite the drydockings of five vessels, due to robust demand for subsea construction services. Gross profit margins declined 4% sequentially due to the high degree of fixed vessel drydocking cost in the quarter.

Marine Contracting (MC) cont. Q3/05 and Outlook: We expect Q3 financial performance to be at least as good as Q1 levels as most of the annual drydocking activity is behind us. Pricing continues to improve with better market conditions in all marine contracting sectors. 7

MC - Shelf Second Quarter Second Quarter First Quarter 2005 2004 2005 55% 48% 48% Utilization Utilization improved 7% year over year due to better market conditions and by the same percentage sequentially due to normal seasonality. The expected pick-up in surface diving activity, linked to Inspection, Repair and Maintenance (IRM) work, materialized during the quarter and demand for saturation diving services remains strong. 8

MC - Shelf Strategic Acquisitions Update The separate transactions to acquire assets from both Stolt Offshore and Torch Offshore are in the second review stage with the Department of Justice. We are hopeful that this review will be completed in Q3. During Q2 we were the successful bidder for six shelf vessels, the deepwater pipelay vessel - Midnight Express and a portable saturation diving system, at an auction for the assets of Torch Offshore. The total purchase price will be approximately $85 million. The Torch transaction has been stayed pending appeal to the Fifth Circuit Court of Appeal. Again we are hopeful that this will be resolved in Q3. 9

MC - Deepwater & Robotics Second Quarter Second Quarter First Quarter 2005 2004 2005 Deepwater Contracting 63% 57% 63% Robotics 70% 46% 63% Utilization Q2/05: Deepwater asset utilization was 87% excluding the Witch Queen and Merlin which were both inactive during the quarter. The former vessel will commence operations in Trinidad during Q3 through a Trinidadian company in which we own a minority stake, while the Merlin has now been sold. The robotics group (Canyon) had a second successive record quarter with four vessels on charter at peak times. We also introduced our second high power pipe burial system during the quarter. 10

MC - Deepwater & Robotics cont. Q3/05 and Outlook: Deepwater vessel utilization is largely secured for the remainder of the year and the focus is now on pricing for 2006 projects. We expect Canyon to have another excellent quarter with robust demand for both pipe burial and ROV services. The Intrepid already has a backlog of projects into Q1/2006 and she has good prospects after that. 11

MC - Well Operations Second Quarter Second Quarter First Quarter 2005 2004 2005 55% 73% 96% Utilization Q2/05: The Q4000 and Seawell spent a combined 81 days in drydock during the quarter. Both vessels are likely to be fully utilized in both Q3 and Q4. The financial impact of the drydockings was equivalent to 10 cents of earnings on a sequential basis. 12

Production Facilities Second Quarter Second Quarter First Quarter 2005 2004 2005 Equity in Earnings $2,708 $1,310 $1,729 Production throughput (MBOe) 718 ^ 1,259 13 Q2/05: The equity contribution from Deepwater Gateway (Marco Polo) increased 57% from Q1 mainly due to the early retirement of debt. The quarter also saw the start of production tariff income from the K2 field. Outlook: The remaining five wells on the K2 and K2 North fields should be brought into production by the end of the year.

Oil & Gas Production Second Quarter Second Quarter First Quarter 2005 2004 2005 Revenues $67,590 $61,283 $63,386 Gross Profit 38,389 33,619 35,409 57% 55% 56% Production (BCFe): Shelf 6.7 8.0 6.7 Gunnison 2.2 2.0 2.3 Average Commodity Prices (net of hedging impact): Oil/Bbl $45.96 $32.97 $44.02 Gas/Mcf 7.32 6.32 6.64 14 (Amounts reflected are before pre-tax charges for expensed acquisition costs in Q1/05 and asset impairments in Q2/05 - see slide 4)

Oil & Gas Production Q2: Shelf: Commodity prices remained robust in the second quarter with our net realized price per BCFe up 24% from the prior year second quarter and slightly ahead (8%) of last quarter. Shelf production was flat with last quarter's levels. EC374 ceased production during the second quarter resulting in a $2.8 million pre-tax impairment charge for the write-off of the remaining basis in the property. Natural gas made up 52% of the shelf production in Q2. Gunnison: Production of 2.2 BCFe was relatively flat with last quarter's levels. Oil made up 51% of Gunnison production in Q2. Murphy Acquisition: During June 2005, the Company acquired a mature property package on the Gulf of Mexico shelf from Murphy Oil Corporation (Murphy) for approximately $196 million ($163 million of which was cash). The Company estimates proved reserves of the acquisition to be approximately 75 BCFe. Outlook: We remain confident that with the Murphy acquisition and through continuing exploitation efforts we should achieve our 2005 guidance of 40 - 45 BCFe of total production. 15

Hedging: As of June 30, 2005 Production Period Instrument Type Average Monthly Volumes Weighted Average Price Crude Oil: July - December 2005 Collars 120 MBbl $40.00 - $59.07 January - December 2006 Collars 75 MBbl $40.00 - $65.80 January - December 2007 Collars 50 MBbl $40.00 - $62.15 Natural Gas: July - December 2005 Collars 625,000 MMBtu $5.64- $9.15 January - December 2006 Collars 300,000 MMBtu $6.00 - $9.40 16

2005 Objectives Marine Contracting Revenues: $300 - 330 million Margins: 13% - 15% Oil and Gas 40 - 45 BCFe of production PUD acquisition Mature property acquisition Production Facilities Equity earnings: $22 - 27 million Start up of production from K2/K2N Identify and progress next opportunity Financial Earnings in range $2.00 - $2.70/share (Revised - $2.80 - $3.20) No equity dilution Safety TRIR below 1.8 17 Goals